Item 77C - DWS RREEF Real Estate Fund,
Inc. II (the "Registrant")

Registrant incorporates by reference the
Registration Statement on Form N-
14, filed on June 1, 2006, (Accession
No. 0000950123-06-007209).
The Annual Meeting (the "Meeting") of
Stockholders of DWS RREEF
Real Estate Fund II, Inc. (the "fund")
was held on June 28, 2006, at the
offices of Deutsche Asset Management,
Inc. (part of Deutsche Asset
Management), 345 Park Avenue, New York,
NY 10154. At the Meeting, the
following matters were voted upon by the
stockholders (the resulting votes
are presented below).
Matter to be Voted on by all
Stockholders:
I.	To elect three directors of the
fund as Class III Directors to hold
office
for a term of three years, and until
their respective successors have been
duly elected and qualified:


Number of Votes:

For
Withheld
Rebecca W. Rimel
33,709,409
373,367
Philip Saunders, Jr.
33,713,456
369,320
William N. Searcy,
Jr.
33,717,783
364,993

Matter to be Voted on by Holders of
Preferred Stock:
2.	To elect one director of the fund
as Class III Director to hold office for a term of three years, and until his respective successors have been duly elected and qualified:


Number of Votes:

For
Withheld
Kenneth C.
Froewiss
11,003
1